As filed with the Securities and Exchange Commission on June 15, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

370 Knollwood Street
Winston-Salem, North Carolina	27103
(Address of principal executive offices)	(Zip Code)

KRISPY KREME DOUGHNUTS, INC.
2012 STOCK INCENTIVE PLAN
(Full title of plan)

Douglas R. Muir
Chief Financial Officer
Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina 27103
(Name and address of agent for service)

(336) 725-2981
(Telephone number, including area code, of agent of service)
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☑	Accelerated filer
☐	Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be	Amount to be	Proposed maximum	Proposed maximum	Amount of
registered	registered	offering price per	aggregate offering	registration fee
	(1)(2)(3)	share (4)	price (4)
Common stock, no par	4,300,000	$6.06	$26,058,000	$2,986
value	shares

(1)	Includes 3,550,000 shares of common stock of Krispy Kreme Doughnuts, Inc. (the “Company”) approved for issuance under the Company’s 2012 Stock Incentive Plan (the “Plan”) and 750,000 shares for estimated forfeitures that may become available for issuance under the terms of the Plan.

(2)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	A right to purchase a fraction of a share of the Company’s preferred stock is attached to each share of common stock.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Company’s common stock, as reported on the New York Stock Exchange, on June 14, 2012.

EXPLANATORY NOTE

     Krispy Kreme Doughnuts, Inc. (the “Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an aggregate of 3,550,000 shares of common stock of the Company authorized for issuance under the Company’s 2012 Stock Incentive Plan (the “Plan”) and 750,000 shares for estimated forfeitures that may become available for issuance under the terms of the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registration Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, filed on March 30, 2012;

(b)	The Company’s Quarterly Report on Form 10-Q for the three-month period ended April 29, 2012, filed on June 1, 2012;

(c)	The Company’s Current Reports on Form 8-K filed on March 28, 2012, April 10, 2012 and June 14, 2012;

(d)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A dated May 10, 2001 and any amendment or report filed for the purpose of updating such description;

(e)	Shareholder Protection Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of January 14, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 19, 2010); and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. provide that the Company’s directors and officers shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law. Under Section 55-8-51 of the North Carolina Business Corporation Act, the Company may indemnify a present or former director if the director acted in good faith and reasonably believed, in the course of conduct in the director’s official capacity, that such conduct was in the Company’s best interest. In all other cases, the director must have believed that such conduct was at least not opposed to the Company’s best interest. In the case of any criminal proceeding, the director must have had no reasonable cause to believe such conduct was unlawful. The Company may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or, in connection with any other proceeding, whether or not involving action in an official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Under North Carolina law, the Company may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing. The Company has also entered into indemnification agreements with each officer and each director pursuant to which the Company has agreed to provide for the indemnification of and the advancement of expenses to each such officer and director party to such indemnification agreements and for the continued coverage of each such officer and director under the Company’s directors’ and officers’ liability insurance policies.

ITEM 7. Exemption From Registration Claimed.

Not Applicable.

ITEM 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2010).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 15, 2008).

4.3	Form of Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909) filed on April 3, 2000).

4.4	Shareholder Protection Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of January 14, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 19, 2010).

4.5	Warrant to purchase Common Stock issued by Krispy Kreme Doughnuts, Inc. in favor of Marsh & McLennan Risk Capital Holdings Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on September 2, 2010).

5	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blackman Kallick, LLP

23.3	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

24	Powers of Attorney (included on the signature page).

99	Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2012).

ITEM 9. Undertakings.

(a)	The undersigned Company hereby undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

		(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Krispy Kreme Doughnuts, Inc. (the “Company”) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 15th day of June, 2012.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Douglas R. Muir
	Name:	Douglas R. Muir
	Title:	Executive Vice President and
Chief Financial Officer

     Each of the undersigned, being a director and/or officer of Krispy Kreme Doughnuts, Inc. (the “Company”), hereby nominates, constitutes and appoints James H. Morgan, Douglas R. Muir and Darryl R. Marsch, or any of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and all requirements of the Commission.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of June 15, 2012.

/s/ James H. Morgan		/s/ Douglas R. Muir
Name:	James H. Morgan	Name:	Douglas R. Muir
Title:	Chairman of the Board of Directors,	Title:	Executive Vice President and
	President, and Chief Executive Officer		Chief Financial Officer (Principal
	(Principal Executive Officer)		Financial Officer and Principal Accounting
Officer)

/s/ Charles A. Blixt		/s/ Lynn Crump-Caine
Name:	Charles A. Blixt	Name:	Lynn Crump-Caine
Title:	Director	Title:	Director

/s/ C. Stephen Lynn		/s/ Robert S. McCoy, Jr.
Name:	C. Stephen Lynn	Name:	Robert S. McCoy, Jr.
Title:	Director	Title:	Director

/s/ Andrew J. Schindler		/s/ Michael H. Sutton
Name:	Andrew J. Schindler	Name:	Michael H. Sutton
Title:	Director	Title:	Director

/s/ Lizanne Thomas		/s/ Togo D. West, Jr.
Name:	Lizanne Thomas	Name:	Togo D. West, Jr.
Title:	Director	Title:	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2010).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 15, 2008).

4.3	Form of Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 (Commission File No. 333-92909) filed on April 3, 2000).

4.4	Shareholder Protection Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of January 14, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 19, 2010).

4.5	Warrant to purchase Common Stock issued by Krispy Kreme Doughnuts, Inc. in favor of Marsh & McLennan Risk Capital Holdings Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on September 2, 2010).

5	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Blackman Kallick, LLP

23.3	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

24	Powers of Attorney (included on the signature page).

99	Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2012).